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EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Incorporation
CAV, Inc.	Delaware
REMEC Balboa Holdings, Inc.	California
REMEC Leaseco, Inc.	California
REMEC Microwave, Inc.	California
REMEC Mexico, S.A. de C.V.	Mexico
REMEC WACOM California, Inc.	California
REMEC WACOM Texas, Inc.	Texas
REMEC Wireless, Inc.	California
MultiPoint Radio, Inc. (50% owned directly by REMEC Wireless and 50% owned through CAV, Inc.)	California
REMEC International, Inc.	Barbados
REMEC Holdings SRL	Barbados
Ampere Holdings, Inc.	British Virgin Islands
Roundhill Assets, Ltd.	British Virgin Islands
REMEC Wireless Telecommunication (Shanghai) Co. Ltd.	China
REMECINC S.R.L	Costa Rica
REMEC Mersum Oy	Finland (Holding company)
REMEC Oy	Finland (Operating company)
Solitra Acquisition Oy	Finland
REMEC Manufacturing Philippines, Inc.	Philippines
REMEC Europe plc	United Kingdom
Airtech Wireless Communications Ltd.	United Kingdom (Dormant)
REMEC Airtech, Ltd.	United Kingdom
Nanowave, Inc.	Delaware (80% Owned)
Nanowave Canada Incorporated	Nova Scotia
Nanowave Technologies Inc.	Nova Scotia

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  EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT